FOR IMMEDIATE RELEASE


                Meier Worldwide Announces Name Change to QuadTech
                  International; 1 for 10 Reverse Stock Split

            QuadTech to Remain Trading Publicly Under New Symbol QTII

VANCOUVER, BC - March 31, 2006 - The executive board of Meier Worldwide Intermedia (OTCBB: MWWD) announced today that it has changed the name of the company to QuadTech International, Inc. (OTCBB: QTII). QuadTech concurrently reported that its public trading symbol has changed to QTII, and that the company will remain trading on the OTC Bulletin Board under this new symbol.

QuadTech also announced today that the company's shareholders and board of directors have approved a one-for-ten reverse split of the company's common stock, effective at the open of business on Friday March 31, 2006 for shareholders of record on March 30, 2006. There will be no change in the par value of QuadTech shares.

As a result of this action, holders of QTII shares will receive one share of QTII common stock for every 10 shares they currently own. West Coast Stock Transfer will serve as the exchange agent in connection with the reverse split.

Post-split trading of QuadTech shares on the OTC Bulletin Board begins Friday, March 31, 2006 under the new ticker symbol QTII.

The name change and new trading symbol are to better reflect the company's progression. QuadTech management is encouraged by the company's prospects in this new space and looks forward to creating considerable value for its shareholders as it implements its new business model.

For further information regarding stock split:
West Coast Stock Transfer
302-850 West Hastings Street
Vancouver, BC v6c 1e1
info@wcst.com

Contact:
Panascope Capital
818-882-7722

Legal Notice Regarding Forward-Looking Statements: Forward-looking statements in this news release are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. Investors are cautioned that statements in this news release that are not strictly historical statements, including without limitation, management's plans and objectives for future operations and management's assessment of market factors, and statements regarding the strategy and plans of the company and its strategic partners, constitute forward-looking statements. These forward-looking statements are not guarantees of the company's future performance and are subject to a number of risks and uncertainties that could cause the company's actual future results to differ materially from the forward-looking statements.